Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of August 12, 2024, by and between New York Community Bancorp, Inc., a Delaware corporation (the “Company”), and [Stockholder] (the “Stockholder”). Capitalized terms used (but not defined) herein shall have the meanings ascribed to them in that certain Investment Agreement, dated as of March 7, 2024 (as amended, modified or supplemented from time to time in accordance with its terms, including on March 11, 2024, the “Investment Agreement”), by and between the Company and the Stockholder.

RECITALS

WHEREAS, as of the date hereof, the Stockholder is the owner of [•] issued and outstanding shares of the Company’s Series B Noncumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”);

WHEREAS, the Stockholder and the Company desire that (a) the Stockholder transfer, deliver, convey and assign [•] shares of Series B Preferred Stock (the “Shares”) to the Company and (b) the Company issue to the Stockholder [•] shares of Common Stock (the “Exchange Shares”) in exchange for the Shares (the “Exchange”), all pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, concurrently with the entry into this Agreement, the Company is entering into substantially similar separate agreements with certain other holders of Series B Preferred Stock (collectively, the “Other Stockholders”) in respect of the exchange (collectively, the “Other Exchanges”) by each such Other Stockholder of shares of Series B Preferred Stock owned by such Other Stockholder for shares of Common Stock (collectively, the “Other Exchange Documents”).

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

EXCHANGE

1.1 Delivery and Assignment of Series B Preferred Stock. At the Closing (as defined below), contemporaneously with the Other Exchanges, the Stockholder shall transfer, deliver, convey and assign to the Company, free and clear of all Liens (other than transfer restrictions imposed under the Certificate of Designations (Series B), the Permanent Warrant or applicable securities Laws), the Shares in exchange for the Exchange Shares, at which time the Shares shall be canceled and retired and revert to authorized but unissued shares of preferred stock of the Company, and Stockholder shall thereafter have no right, title or interest in the Shares. For the avoidance of doubt, the transfer of the Shares shall be evidenced by book-entry notation.

1.2 Issuance of Exchange Shares. Contemporaneously with the Stockholder’s delivery of the Shares to the Company pursuant to Section 1.1, the Company shall issue and deliver, or cause to be issued and delivered, the Exchange Shares to the Stockholder free and clear of all Liens (other than transfer restrictions imposed under applicable securities Laws or the Permanent Warrant). For the avoidance of doubt, the issuance of the Exchange Shares shall be evidenced by book-entry notation and the Company shall provide such evidence to the Stockholder promptly following the Closing.

1.3 Closing. The closing of the Exchange (the “Closing”) shall be effective as of the date hereof and occur simultaneously with (a) the execution hereof and (b) the execution of the Other Exchange Documents and the closing of the exchanges of Series B Preferred Stock for shares of Common Stock contemplated thereby (collectively, the “Other Closings”), remotely via the exchange of documents and signatures, unless another place, time or date is agreed to in writing by the parties. All deliveries to be made or other actions to be taken at the Closing shall be deemed to occur simultaneously, and no such delivery or action shall be deemed complete until all such deliveries and actions have been completed or the relevant parties have agreed to waive such delivery or action. If the Closing does not occur, or any Other Closing does not occur, any delivery made or other action taken at the Closing shall be deemed not to have occurred and be without force or effect.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Stockholder as of the date hereof that:

2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered under the BHC Act.

2.2 Authority. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Closing. The execution, delivery and performance by the Company of this Agreement and the consummation of the Exchange have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate approval or authorization is required on the part of the Company to enter into this Agreement or effect the Exchange. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Stockholder) and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

2.3 No Violation. None of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, the consummation by the Company of the Exchange, or compliance by the Company with any of the terms or provisions hereof, will (A) violate any provision of the Company Certificate of Incorporation or the Company Bylaws or (B) (x) violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (B)(x) and (B)(y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.4 Valid Issuance of Shares. All of the Exchange Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued pursuant to this Agreement upon receipt by the Company of the Shares in exchange therefor, will be validly issued, fully paid and nonassessable and free and clear of all Liens (other than transfer restrictions imposed under applicable securities Laws or the Permanent Warrant), and no current or past stockholder of the Company will have any preemptive right or similar rights in respect thereof. The Exchange Shares shall be issued in compliance with applicable securities Laws.

2.5 No Brokers or Finders. No person has or will have, as a result of any act or omission of the Company, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

2.6 Consents and Approvals. No consent, approval, waiver, exemption, authorization, notice, registration, declaration or filing is required to be obtained by or from, or to be given by the Company to, or made by the Company with, any Governmental Entity in connection with the execution, delivery and performance by the Company of this Agreement (including to issue the Exchange Shares).

2.7 Holding Period. For the purposes of Rule 144 of the Securities Act, the Company hereby acknowledges and agrees that (a) the holding period of the Shares may be tacked onto the holding period of the Exchange Shares received in respect of such Shares and (b) it will not take a position contrary to clause (a) above.

2.8 Most Favored Nation.

(a) None of the terms offered to any Other Stockholder (including, without limitation, with respect to the reimbursement of legal fees and expenses) with respect to any exchange, conversion or repurchase of Series B Preferred Stock pursuant to any (i) Other Exchange Document or (ii) other contract, agreement, arrangement or understanding entered into with such Other Stockholder in connection with the exchange contemplated by the applicable Other Exchange Document (clause (i) and (ii), collectively, the “Exchange Documents”) are more favorable to such Other Stockholder than the terms of the Stockholder under this Agreement and any other contract, agreement, arrangement or understanding entered into with the Stockholder in connection with the Exchange (it being understood and agreed that the number of shares of Series B Preferred Stock that each Other Stockholder is exchanging under the applicable Other Exchange Document varies from the number of the Shares).

(b) From and after the entry hereof, the Company will not amend, supplement, restate or amend and restate (or waive any provision of) any Exchange Document in a manner more favorable to any Other Stockholder (including, without limitation, with respect to the reimbursement of legal fees and expenses) than the terms in this Agreement or any other contract, agreement, arrangement or understanding entered into with the Stockholder in connection with the Exchange (as applicable).

2.9 Capitalization.

(a) As of August 9, 2024, there were 351,432,605 shares of Common Stock issued and outstanding (for the avoidance of doubt, excluding treasury shares).

(b) 63,357 shares of Series B Preferred Stock (in the aggregate) are being exchanged for 21,118,995 shares of Common Stock (in the aggregate) pursuant to the Exchange and the Other Exchanges.

(c) Immediately following completion of the Exchange and the Other Exchanges, there will be no less than 372,551,600 shares of Common Stock issued and outstanding (for the avoidance of doubt, excluding treasury shares).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as of the date hereof that:

3.1 Organization. The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2 Authority. The Stockholder has the corporate, partnership or limited liability (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Closing. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the Exchange have been duly authorized by all necessary organizational action on the part of the Stockholder, and no further organizational approval or authorization is required on the part of the Stockholder to enter into this Agreement or effect the Exchange. This Agreement been duly and validly executed and delivered by the Stockholder and (assuming due authorization, execution and delivery by the Company) and constitutes a valid and binding on the Stockholder and enforceable against the Stockholder in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

3.3 No Violation. None of the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of its obligations hereunder, the consummation by the Stockholder of the Exchange, or compliance by the Stockholder with any of the terms or provisions hereof, will (A) violate any provision of the Stockholder’s organizational documents or (B) (x) violate any Law applicable to the Stockholder or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of its properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Stockholder is a party, or by which the Stockholder or any of its properties or assets may be bound, except (in the case of clauses (B)(x) and (B)(y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not, either individually or in the aggregate, reasonably be expected to materially and adversely affect the Stockholder’s ability to consummate the Exchange and the other transactions contemplated by this Agreement.

3.4 Title to Shares. The Stockholder (a) directly holds all of the Shares and (b) has good, valid and marketable title to the Shares, free and clear of any Liens (other than transfer restrictions (i) imposed under the Certificate of Designations (Series B), the Permanent Warrant or applicable securities Laws or (ii) that the Stockholder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker (which such prime brokerage agreement is not primarily in respect of the Shares), which are of a customary nature).

3.5 Consents and Approvals.

(a) No consent, approval, waiver, exemption, authorization, notice, registration, declaration or filing (other than any filing required under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended) is required to be obtained by or from, or to be given by the Stockholder to, or made by the Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by the Stockholder of this Agreement (including to acquire the Exchange Shares).

(b) The Stockholder is not aware of any facts, events or circumstances that, upon consummation of the transactions contemplated herein, would reasonably be expected to cause the Stockholder or any of its affiliates to be presumed to “control” the Company or Company Bank for purposes of the BHC Act.

3.6 Acknowledgement. The Stockholder acknowledges and agrees that it (a) is acquiring the Exchange Shares pursuant to an exemption from registration under the Securities Act for its own account or for one or more separate accounts maintained by it for the benefit of one or more other Institutional Accredited Investors and not with a view to the distribution thereof in violation of any securities Laws; provided that the disposition of the Stockholder’s property shall at all times be within the Stockholder’s control; provided, further, that by making the representations in this Section 3.6, the Stockholder does not agree to hold any of the Exchange Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Shares at any time in accordance with applicable securities Laws (subject to any transfer restrictions imposed under Section 10(b) of the Permanent Warrant), (b) will not sell or otherwise dispose of any of the Exchange Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities Laws and (c) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the Exchange and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

3.7 No Brokers or Finders. In connection with the Exchange and the other transactions contemplated hereby, none of the Stockholder, its affiliates, or any of its or their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, in each case, for which the Company would be liable.

ARTICLE 4

MISCELLANEOUS

4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given on (a) the date of delivery if delivered personally, or if by email, upon delivery (provided that no auto-generated error or non-delivery or similar message is generated in response thereto), (b) the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) the earlier of confirmation of receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If notice is given to the Company:

New York Community Bancorp, Inc.

102 Duffy Avenue

Hicksville, New York 11801

Attention: Bao Nguyen,

  Senior Executive Vice President, General Counsel and Chief of Staff

Email: *****

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Sven Mickisch; Matthew Nemeroff; Timothy Gaffney

E-mail: Sven.Mickisch@stblaw.com; Matthew.Nemeroff@stblaw.com;

Timothy.Gaffney@stblaw.com

If notice is given to the Stockholder:

[•]

[•]

Attention: [•]

Email: [•]

With a copy (which shall not constitute notice) to:

[•]

[•]

Attention: [•]

Email: [•]

4.2 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Investment Agreement, the Registration Rights Agreement and any other agreement entered into by the parties hereto (or their affiliates) in connection with the entry hereof, constitute the entire agreement among the parties and supersede all prior agreements and understandings, written, oral or otherwise, among the parties with respect to the subject matter hereof.

4.3 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(b) Each party agrees that it will bring any action, suit, litigation, dispute or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection (A) to laying venue in any such action, suit, litigation, dispute or proceeding in the Chosen Courts and (B) that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iii) agrees that service of process upon such party in any such action, suit, litigation, dispute or proceeding will be effective if notice is given in accordance with Section 4.1.

4.4 Waiver Of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, LITIGATION, DISPUTE OR PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT, LITIGATION, DISPUTE OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

4.5 Fees and Expenses. Each party shall pay all of its own costs, fees and expenses relating to the transactions contemplated under this Agreement.

4.6 Amendments and Waivers. Any term or provision hereof may be amended, terminated or waived with the written consent of the Company and the Stockholder.

4.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

4.8 Disclosure. At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall file with the SEC a current report on Form 8-K announcing the Exchange and the Other Exchanges contemplated by the Other Exchange Documents in form and substance mutually agreed by the parties hereto.

4.9 Expiration Date. Notwithstanding anything herein to the contrary, if the Closing has not occurred by 5:00 p.m. (New York City time) on the second (2nd) business day following the date hereof, unless otherwise mutually agreed in writing to by the parties hereto, either party shall have the right (but not the obligation) to terminate this Agreement by delivering a written notice to that effect to each other party hereto and without liability of any party to any other party.

4.10 Stockholder Acting Independently.

(a) The obligations of the Stockholder under this Agreement are several and not joint with the obligations of any Other Stockholder under any Exchange Document, and the Stockholder shall not be responsible in any way for the performance of the obligations of any Other Stockholder under any Exchange Document.

(b) Nothing contained herein or in any Exchange Document, and no action taken by the Stockholder pursuant hereto or thereto, shall be deemed to constitute the Stockholder and any Other Stockholder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholder and any Other Stockholder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Exchange Document, and the Company acknowledges that the Stockholder and the Other Stockholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Exchange Document.

(c) The Company and the Stockholder confirm that the Stockholder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Stockholder to be joined as an additional party in any proceeding for such purpose.

4.11 No Lock-Up Violation. The Company acknowledges and agrees that (a) the Exchange does not violate the transfer restrictions imposed in Section 10(b) of the Permanent Warrant, (b) it will not take a position contrary to the foregoing Section 4.11(a) and (c) on September 10, 2024, it shall use reasonable best efforts to cause its transfer agent to remove from the Exchange Shares and any other securities issued or issuable to the Stockholder pursuant to the Investment Agreement the portion of the restrictive legend solely with respect to Section 10(b) of the Permanent Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute and deliver this Agreement as of the day and year first written above.

New York Community Bancorp, Inc.	[STOCKHOLDER]

Name:	Name:
Title:	Title:

[Signature Page to Share Exchange Agreement]